UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 10, 2020

Red River Bancshares, Inc. (Exact name of registrant as specified in its charter)

Louisiana	001-38888	72-1412058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1412 Centre Court Drive, Suite 501 Alexandria, Louisiana		71301
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (318) 561-5028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RRBI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☒

Item. 5.07    Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Red River Bancshares, Inc. (the "Company") was held on June 10, 2020. The Annual Meeting was exclusively held virtually due to the coronavirus (COVID-19) pandemic and related governmental directives.

At the close of business on April 14, 2020, the record date for the Annual Meeting, the Company had 7,322,532 shares of common stock outstanding and entitled to vote. Of that number, 5,777,444 shares were represented virtually or by proxy at the Annual Meeting. The Company's shareholders voted on the following two proposals at the Annual Meeting, casting their votes as described below.

Proposal 1: Election of Directors.

The shareholders of the Company elected the individuals listed below to serve as directors of the Company until the Company's 2021 annual meeting of shareholders by the votes set forth in the table below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
M. Scott Ashbrook	4,939,440	15,495	822,509
R. Blake Chatelain	4,936,468	18,467	822,509
Kirk D. Cooper	4,903,548	51,387	822,509
F. William Hackmeyer, Jr.	4,936,269	18,666	822,509
Barry D. Hines	4,926,796	28,139	822,509
Robert A. Nichols	4,936,299	18,636	822,509
Willie P. Obey	4,915,045	39,890	822,509
Teddy R. Price	4,902,680	52,255	822,509
John C. Simpson	4,728,287	226,648	822,509
Don L. Thompson	4,915,725	39,210	822,509
H. Lindsey Torbett, CPA, CFP	4,931,651	23,284	822,509

Proposal 2: Ratification of External Auditor.

The shareholders of the Company ratified the appointment of Postlethwaite & Netterville, APAC as the Company's independent registered public accounting firm for the year ending December 31, 2020, by the votes set forth in the table below:

Votes For	Votes Against	Abstentions
5,742,999	30,422	4,023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 12, 2020

RED RIVER BANCSHARES, INC.

By:	/s/ Amanda W. Barnett
Amanda W. Barnett
Senior Vice President, General Counsel, and Corporate Secretary